Exhibit B
SUNBIRD LIMITED
POWER OF ATTORNEY
By this POWER OF ATTORNEY given on the 24th day of December 2007:
SUNBIRD LIMITED, a company incorporated and registered in the Republic of Cyprus, under registration No. 153901 having its registered office at Elenion Building, 2nd floor, 5 Themistocles Dervis Street, CY-1066 Nicosia, Cyprus, (the “Company”) hereby appoints Mr. Franz Thomas Alexander Wolf, holder of Passport No. 2478487411 of the Federal Republic of Germany, issued on March 24, 2006, by Bezirksamt Lichtenberg von Berlin, the Company’s true and lawful attorney-in-fact, with full power of substitution, to:
(1)	execute for and on behalf of the Company, any statement on Schedule 13D or any other form, schedule, statement, or other filing (each a “Filing”), required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), or the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or the rules and regulations promulgated thereunder, in respect of securities of Golden Telecom, Inc. (the “Issuer”);

(2)	do and perform any and all acts for and on behalf of the Company which may be necessary or desirable to complete and execute any such Filing, complete and execute any amendment or amendments thereto, and file such documents with the SEC and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such attorney-in-fact on behalf of the Company pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The Company hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the Company, is not assuming any of the Company’s responsibilities to comply with provisions of the Securities Act or the Exchange Act.
This power of attorney shall remain in full force and effect until the Company is no longer required to submit any Filings with respect to the undersigned’s direct and/or indirect holdings and transactions in securities issued by the Issuer, unless earlier revoked by the Company in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF this power of attorney has been executed the date first stated above.

SUNBIRD LIMITED

By:	/s/ Charalambos Michaelides
Name:	Charalambos Michaelides
Title:	Director

By:	/s/ M. Georghiou
Name:	M. Georghiou (Abacus Secretarial Ltd.)
Title:	Company Secretary